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                                                                   Exhibit 4.19



                            VISION TWENTY-ONE, INC.
                FOURTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

        This Fourth Amendment and Waiver to Credit Agreement (herein, the "Amendment") is entered into as of November 12, 1999, among Vision Twenty-One, Inc., a Florida corporation (the "Borrower"), the Banks party hereto, and Bank of Montreal as Agent for the Banks.


                             PRELIMINARY STATEMENTS

        A. The Borrower, the Banks, and the Agent are parties to an Amended and Restated Credit Agreement, dated as of July 1, 1998, as amended (herein, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

        B. The Borrower has requested that the Bank of Montreal ("BOM") provide the Borrower with a temporary bridge loan facility under the Credit Agreement on a secured "last-in, first-out" basis, and BOM and the other Banks are willing to amend the Credit Agreement to provide for such credit facility on the terms and conditions as provided for in this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.       AMENDMENTS.

        Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

              1.1. Section 1.14 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

               Section 1.14. Bridge Loans.

               (a) Bridge Loans. Subject to all of the terms and conditions hereof, during the period from and including November 12, 1999, to but not including November 26, 1999 (the "Bridge Loan Period"), Bank of Montreal ("BOM") agrees to make loans (the "Bridge Loans", the Bridge Loans to constitute Loans for all purposes of the Loan Documents except that such Loans shall only be made by BOM and no other Bank shall have any obligation to fund any part thereof or purchase a participation therein) to the Borrower under a short-term bridge loan facility in an aggregate amount at any one time outstanding not to exceed $3,000,000 (the "Bridge Loan Commitment"); provided, however, that Bridge Loans shall be available to the Borrower only if and so long as the Revolving Credit Commitments of the Banks are fully utilized and




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               the maximum amount of Loans thereunder are outstanding. Bridge
               Loans may be availed of by the Borrower from time to time during the Bridge Loan Period and borrowings thereunder may be repaid and used again through but not including the last day of the Bridge Loan Period, at which time the Bridge Loan Commitment shall expire. The Borrower hereby promises to pay all Bridge Loans (both for principal and interest) on November 26, 1999, the final maturity thereof. BOM's obligation to make any Bridge Loan shall be subject to the further condition that all conditions set forth herein and in Section 7.2 shall have been satisfied (with all references to a Borrowing therein to be deemed a reference to an advance of a Bridge Loan). Advances of Bridge Loans shall also be subject to the notice requirements for Borrowings under the terms of Section 1.6 of this Agreement. BOM shall maintain on its internal records an account evidencing the indebtedness of the Borrower to BOM owing to it in respect of the Bridge Loans, including the principal amount of the Bridge Loans made by it and the interest thereon and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absence manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligation to repay all principal and interest in respect of the Bridge Loans. Upon request by BOM, the Borrower shall execute and deliver to BOM a promissory note to evidence the Bridge Loans (the "Bridge Loan Note", the Bridge Loan Note to constitute a Note for all purposes of the Loan Documents), the Bridge Loan Note to be payable to the order of BOM in the principal amount of $3,000,000 and otherwise in the form of Exhibit J hereto. Without regard to the face principal amount of the Bridge Loan Note, the actual principal amount at any time outstanding and owing by the Borrower on account of the Bridge Loan Note shall be the sum of all Bridge Loans then or theretofore made thereon less all payments actually received thereon.

                      (b) Minimum Borrowing Amount. Each Bridge Loan shall be
               in an amount not less than $100,000.

                      (c) Interest on Bridge Loans. The outstanding principal
               balance of the Bridge Loans shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) at the Base Rate from time to time in effect plus 3.75%, provided that if the Bridge Loans are not paid when due, at the election of BOM, such Bridge Loans shall bear interest at a rate per annum of 2% in excess of the interest otherwise payable thereon. Interest on each Bridge Loan shall be payable at maturity (whether by acceleration




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               or otherwise), and after maturity interest shall be payable upon demand.

                      (d) Application of Payments. Notwithstanding anything
               herein or in any other Loan Document to the contrary, the Borrower and the Banks each hereby acknowledge and agree that all payments received in respect of Obligations by the Agent and all proceeds of Collateral (in each case, whether before or after the occurrence of an Event of Default) shall be applied first to reduce the Bridge Loans (both for principal and interest) until payment in full thereof before payment of the other Obligations outstanding under this Agreement and the other Loan Documents.

                      (e) Purpose. The Borrower shall apply the initial advance
               of the Bridge Loans due under to the payment of payroll, current medical claims, interest and fees owing to the Banks under this Agreement (other than certain fees due to the Agent and its Affiliate, Nesbitt Burns Securities, Inc.), and fees owing to the consultant for the Banks for services rendered, and thereafter the Borrower shall apply proceeds of Bridge Loans made to it hereunder for its current working capital purposes.

              1.2. Section 8 of the Credit Agreement shall be amended by adding at the end thereof a new Section 8.36 which shall read as follows:

                      Section 8.36. Management Consultant. The Borrower hereby
               agrees to engage a management consultant recognized as having experience in the healthcare industry on or before November 24, 1999, to evaluate the business and financial condition of the Borrower and its Subsidiaries and their business prospects, such management consultant to be selected by the Borrower and satisfactory to the Agent. The Borrower shall at all times make the management consultant's written evaluations and recommendations available to the Agent and the Banks and shall otherwise make the management consultant available at all reasonable times to discuss with the Agent and the Banks and their duly authorized representatives and agents the affairs, finances, books and records, and business prospects of the Borrower and its Subsidiaries.

              1.3. Section 8.5 of the Credit Agreement shall be amended by adding at the end thereof the following additional financial reporting requirement:

                      As soon as available, and in any event no later than
               Wednesday of each week (commencing November 17, 1999), the Borrower shall provide the Agent with an updated weekly cash




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               budget prepared through the last day of the Bridge Loan Period
               (or such later date requested by the Agent) in form and substance, and in such detail, as required by the Agent together with a weekly cash budget update reflecting the actual cash receipts and cash disbursements made during the prior week and any deviations from the weekly cash budget previously furnished to the Agent.

              1.4. Section 12.13(ii) shall be amended by deleting the period appearing at the end thereof and inserting the following at the end thereof:

               , or increase the Commitments or aggregate amount of the Credits made available hereunder.

              1.5. Any reference in the Credit Agreement to the "Notes" shall be deemed amended to mean, collectively, all of the promissory notes of the Borrower issued under the Credit Agreement to the Banks, including, without limitation, the Bridge Loan Note.

              1.6. Any reference in the Credit Agreement to the "Loans" shall be amended to mean, collectively, all of the loans made to the Borrower under the Credit Agreement, including, without limitation, the Bridge Loans.

              1.7. Exhibit J to the Credit Agreement is hereby amended and restated to read as set forth in the form attached to this Amendment as Annex A attached hereto.

SECTION 2.       WAIVERS.

        The Borrower has requested that the Banks temporarily waive effective September 30, 1999, the Borrower's non-compliance with the following covenants contained in the Credit Agreement: (i) Section 1.8(b) which required payment of the September 30, 1999, principal installment of $388,040.80 due with respect to the Term A Loans, (ii) Section 1.4 which required timely payment of interest when due in the amount of $409,411.96 which payment was received on October 6 and 7, 1999, which was after the applicable grace period, (iii) Section 8.5(a) which required the furnishing of the July 1999, August 1999, and September 1999 monthly financial statements to the Banks, (iv) Section 4.2 which required putting in place blocked account arrangements, (v) Section 8.5(h) which required providing the Banks with written notice of default, and (vi) Section
8.34 which will require repayment of the Loans by $2,000,000 out of the proceeds of repayment of advances made by the Borrower to the practice groups.

        In order to accommodate the Borrowers request, the Banks hereby agree to temporarily waive the Borrower's non-compliance with the above-referenced covenants through the period ending November 24, 1999. This waiver is conditioned upon the satisfaction of the conditions precedent set forth in
Section 3 below. The Banks expect and require that the Borrower comply with the covenants referred to in clauses (i)-(vi) above on or before November 24, 1999. If the Borrower is not in compliance with covenants listed in clauses (i)-(vi) above as of November 24, 1999, the waiver set forth herein shall no longer be in effect and the Banks shall be entitled to enforce the covenants referenced above as Events of Default pursuant to Section 9 of the Credit




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Agreement and any and all of the Banks' rights and remedies under the Loan
Documents as a result thereof.

        Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. This waiver does not extend to or cover any other Events of Default which may now or hereafter exist under the Credit Agreement, this waiver being expressly limited to the covenants referred to in clauses (i)-(vi) above.

SECTION 3.       CONDITIONS PRECEDENT.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

              3.1. The Borrower, the Agent, and the Banks shall have executed and delivered this Amendment.

              3.2. Each Material Subsidiary shall have executed its acknowledgement and consent to this Amendment in the space provided for that purpose below.

              3.3. The Agent shall have received for each Bank the favorable written opinion of counsel to the Borrower, in form and substance reasonably satisfactory to the Agent.

              3.4. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION 4.       RELEASE OF CLAIMS.

        TO INDUCE THE BANKS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND, BY SIGNING THE ACKNOWLEDGEMENT AND CONSENT REFERRED TO BELOW, EACH OF ITS SUBSIDIARIES HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE BANKS AND THE AGENT AND EACH OF THEIR AFFILIATES (INCLUDING, WITHOUT LIMITATION, NESBITT BURNS SECURITIES, INC. AND HARRIS TRUST AND SAVINGS BANK), AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE BANKS AND THE AGENT AND THEIR AFFILIATES, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER CREDIT, DEPOSIT OR OTHER FINANCIAL ACCOMMODATION MADE AVAILABLE TO THE BORROWER OR ANY ONE OR MORE OF ITS SUBSIDIARIES.




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SECTION 5.       MISCELLANEOUS.

      5.1. The Borrower has heretofore executed and delivered to the Agent and the Banks certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Banks thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. The Borrower hereby acknowledges and agrees that the Bridge Loans constitute Obligations secured by each of the Collateral Documents. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

      5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

      5.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.













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      5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

      5.5. This Amendment together with the other Loan Documents represent the entire agreement of the Borrower, its Subsidiaries, the Banks and the Agent with respect to the subject matter hereof and thereof, and there are no promises or undertakings by the Banks or the Agent relative to the subject matter hereof or thereof not expressly set forth therein. While the Agent and the Banks intend to review and discuss with the Borrower the situation arising as a result of the existing Events of Default and the Borrower's current financial condition and business prospects, no such discussions shall be binding upon the Agent or the Banks or otherwise create any additional obligations unless agrees to in writing by the parties hereto. The Agent and the Banks make no representations as to what actions, if any, the Agent and the Banks will take after the expiration of the waiver period set forth in Section 2 above with respect to the Events of Default referred to therein if uncured at that time or with respect to any other Event of Default not subject to the limited waiver of Section 2 above, and the Agent and the Banks must and do specifically reserve any and all rights and remedies they have (after giving effect to this Amendment) with respect to any such Event of Default.




                          [SIGNATURE PAGES TO FOLLOW]



















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        This Fourth Amendment to Amended and Restated Credit Agreement is dated as of the date and year first above written.

                                         VISION TWENTY-ONE, INC.

                                         By /s/   Richard Welch
                                         --------------------------------------
                                            Name  Richard Welch
                                            Title Chief Financial Officer


        Accepted and agreed to as of the day and year last above written.


BANK OF MONTREAL, in its individual      PILGRIM PRIME RATE TRUST
  Capacity as a Bank and as a Agent          By: Pilgrim Investments, Inc.,
                                                 as its Investment Manager

By /s/  Jack J. Kane                     By /s/   Charles E. LeMieux
-----------------------------------      ----------------------------------
   Name Jack J. Kane                        Name  Charles E. LeMieux, CFA
   Title Director                           Title Assistant Vice President


BANK ONE TEXAS, N.A.                     PILGRIM AMERICA HIGH INCOME
                                           INVESTMENTS LTD.
                                             By: Pilgrim Investments, Inc.,
                                                 as its Investment Manager

By /s/   Ronnie Kaplan                   By /s/   Charles E. LeMieux
-----------------------------------      ----------------------------------
   Name  Ronnie Kaplan                      Name  Charles E. LeMieux, CFA
   Title Vice President                     Title Assistant Vice President


PACIFICA PARTNERS I, L.P.                MERRILL LYNCH BUSINESS FINANCIAL
    By:    Imperial Credit Asset         SERVICES, INC.
           Management, as its
           Investment Manager

By /s/   Dean K. Kawa                    By /s/   M. Thadeus Murphy
-----------------------------------      ----------------------------------
   Name  Dean K. Kawa                       Name  M. Thadeus Murphy
   Title Vice President                     Title AVP and Counsel




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                          ACKNOWLEDGEMENT AND CONSENT

        The undersigned, being all of the Material Subsidiaries of Vision Twenty-One, Inc., have heretofore executed and delivered to the Agent and the Banks one or more Guaranties and Collateral Documents. Each of the undersigned hereby consents to the Fourth Amendment to Credit Agreement as set forth above and confirms that its Guaranty and Collateral Documents, and all of its obligations thereunder, remain in full force and effect and, without limiting the foregoing, acknowledges and agrees that the Bridge Loans constitute Obligations guaranteed by, or otherwise secured by, the Loan Documents executed by it. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Loan Documents referred to above.



                                   "GUARANTORS"

                                   VISION 21 PHYSICIAN PRACTICE MANAGEMENT
                                      COMPANY
                                   VISION 21 OF SOUTHERN ARIZONA, INC.
                                   VISION 21 OF SIERRA VISTA, INC.
                                   VISION 21 MANAGEMENT SERVICES, INC.
                                   VISION 21 MANAGED EYE CARE OF TAMPA BAY, INC. VISION TWENTY-ONE MANAGED EYE CARE IPA, INC. BBG-COA, INC.
                                   BLOCK VISION, INC.
                                   UVC INDEPENDENT PRACTICE ASSOCIATION, INC.
                                   MEC HEALTH CARE, INC.
                                   LSI ACQUISITION, INC.
                                   VISION TWENTY-ONE EYE SURGERY CENTERS, INC.
                                   EYE SURGERY CENTER MANAGEMENT, INC.
                                   VISION TWENTY-ONE REFRACTIVE CENTER, INC.
                                   VISION TWENTY-ONE OF WISCONSIN, INC.



                                   By         /s/ Richard T. Welch
                                     ------------------------------------------
                                     Richard T. Welch, an authorized signatory
                                     for each of the above-referenced entities




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                ANNEX A TO FOURTH AMENDMENT TO CREDIT AGREEMENT



                                   EXHIBIT J

                                BRIDGE LOAN NOTE

U.S. $3,000,000                                              ____________, 1999


        FOR VALUE RECEIVED, the undersigned, VISION TWENTY-ONE, INC., a Florida corporation (the "Borrower"), promises to pay to the order of Bank of Montreal (the "Bank") on November 24, 1999, at the principal office of the Agent in Chicago, Illinois, in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all Bridge Loans made by the Bank to the Borrower pursuant to the Credit Agreement and with each such Bridge Loan to mature and become payable as provided in the Credit Agreement, together with interest on the principal amount of each such Bridge Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

        The Bank shall record on its books or records or on a schedule attached to this Note, each Bridge Loan made by it together with all payments of principal and interest and the principal balances from time to time outstanding hereon, and the interest rate applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Bridge Loans made to it under the Credit Agreement together with accrued interest thereon.

        This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of July 1, 1998, among the Borrower, the Banks party thereto, and Bank of Montreal as Agent for the Banks (such Amended and Restated Credit Agreement as the same may from time to time be amended being referred to as the "Credit Agreement") and payment hereof is secured by the Loan Documents, and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement and Loan Documents reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

        Prepayments may be made hereon, certain prepayments are required to be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.



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        The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       VISION TWENTY-ONE, INC.

                                          /s/
                                       By______________________________________
                                         Name__________________________________
                                         Title_________________________________



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